EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-32177 of Bank of the Ozarks, Inc. of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC

Brentwood, Tennessee

June 27, 2006